UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2004

GREAT LAKES BANCORP, INC.
(Exact name of registrant as specified in its charter)

New York	000-50267	13-4237490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2421 Main Street, Buffalo, New York		14214
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (716) 961-1900

                         Not Applicable
(Former name or former address, if changed since last report)

Item 4. Change in Registrant's Certifying Accountant

          On May 25, 2004, Great Lakes Bancorp, Inc. decided to engage KPMG LLP as its principal accountants for the fiscal year ending December 31, 2004 and chose not to renew the engagement of Freed Maxick & Battaglia, CPAs, PC ("FMB"), which is currently serving as the Company's independent auditors. The decision to change accountants was recommended by the Audit Committee and approved by the Board of Directors.

          In connection with the audits of the two fiscal years ended December 31, 2003 and 2002, and the subsequent review of the period ended March 31, 2004, there were no disagreements with FMB through the date of their dismissal, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to FMB's satisfaction, would have caused FMB to make reference in connection with their opinion of the subject matter of the disagreement.

          The audit reports of FMB on the consolidated financial statements of Great Lakes Bancorp, Inc. and subsidiary as of the for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

          Great Lakes Bancorp, Inc. requested that FMB furnish it with a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. A copy of that letter is now attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
(c)	Exhibits

16.1 Letter from Freed Maxick & Battaglia, CPAs, PC dated June 1, 2004.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes Bancorp, Inc.

Date: June 1, 2004	By:	/s/ Kim S. Destro
Name: Kim S. Destro
Title: Vice President & Chief Financial Officer